EXHIBIT 99.1

( BW)(CA-PACER-INTL)(PACR) Pacer International, Inc. Reports 2nd Quarter 2003 Results: Adjusted Net Income, Excluding Costs Related to Debt Refinancing and Secondary Offering, Up 61 Percent, Quarter over Quarter; GAAP Net Income Up 49 Percent

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)—August 5, 2003—Pacer International,Inc.(Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three- and six-month periods ended June 27, 2003.

For the quarter ended June 27, 2003, adjusted net income, excluding $2.3 million of pre-tax costs ($1.4 million after-tax) related to the company’s debt refinancing and secondary offering of common stock, increased to $9.0 million from $5.6 million in the second quarter of 2002, a gain of 60.7 percent. The 2002 figure is adjusted to exclude $0.8 million of pre-tax costs ($0.5 million after-tax) related to the company’s initial public offering of common stock (“IPO”) in June 2002. Adjusted diluted earnings per share increased to $0.24 from $0.19 in the second quarter of 2002, up 26.3 percent. Adjusted income from operations for the second quarter of 2003 increased 14.6 percent to $20.4 million from $17.8 million a year earlier.

Note: A tabular reconciliation of the differences between the adjusted financial results and financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

On an as-reported basis, net income for the second quarter of 2003 increased to $7.6 million from $5.1 million in the like quarter last year. Diluted earnings per share increased to $0.20 from $0.17 a year earlier. Net revenues increased 6.5 percent compared to the 2002 quarter, and income from operations increased by $1.7 million, or 9.6 percent, compared to the 2002 quarter. The company had $13.3 million of cash flow from operations in the second quarter, an improvement of $24.7 million from the same period in 2002, and paid down $13.0 million of debt in addition to completing the refinancing.

As previously announced, the company completed the refinancing of its indebtedness on June 13, 2003, and the $150 million senior subordinated notes were redeemed as planned on July 10, 2003. In the third fiscal quarter, the company will record a pre-tax charge of $10.7 million as a result of that redemption, consisting of $8.8 million of redemption premiums and $1.9 million of debt issuance costs. The previously announced secondary public offering of 6,991,398 shares of common stock by selling stockholders at $20 per share, before underwriting discounts and commissions, closed on July 23, 2003. The underwriters have exercised their over-allotment option to purchase 294,110 additional shares from the selling shareholders, to complete the secondary offering at a total of 7,285,508 shares. The sale of the additional shares closed on August 4, 2003. Pacer did not receive any of the proceeds of the offering.

Net revenues for Pacer’s wholesale segment, Pacer Stacktrain, which provides double-stack rail transportation services, increased 6.3 percent to $54.3 million for the quarter, from $51.1 million one year earlier, on strong domestic and automotive volumes. Net revenues for the quarter for the retail segment, which provides intermodal marketing, truck brokerage and services, international freight forwarding, supply chain management and warehouse and distribution services directly to manufacturers and retailers, increased 6.9 percent to $35.6 million, from $33.3 million. This improvement was primarily a result of the addition of new operations in local trucking and distribution and increased net revenues in the retail segment’s intermodal rail brokerage group.

Interest expense decreased 34.9 percent to $5.4 million from $8.3 million in the same quarter of 2002. This was due to reduced debt levels that followed the company’s IPO in June 2002 and subsequent additional paydowns of debt in the third and fourth quarters of 2002 and in the first half of 2003.

“We are pleased with the continued strong growth in our core intermodal business and continued operating cash flow generation,” said Don Orris, chairman and chief executive officer of Pacer International. “Pacer’s growth would have been even stronger had we not been equipment constrained during the first six months of the year. However, our ability to meet our customers’ needs is being addressed, as our capacity in the domestic (wholesale) side of our business will be up 10 percent this year. We are also continuing to gain on many of our profit initiatives across the company. We believe both of these factors give us strong momentum to drive results in the second half of the year.”

YEAR-TO-DATE RESULTS

For the six months ended June 27, 2003, net revenues increased 10.0 percent to $184.4 million from $167.6 million in the 2002 period. Adjusted income from operations increased 16.7 percent to $39.1 million from $33.5 million in the 2002 period. Net income, adjusted to exclude costs related to the company’s debt refinancing and secondary offering of common stock, was $16.4 million, a 76.3 percent increase over the $9.3 million, adjusted to exclude IPO costs, in the 2002 period. Adjusted diluted earnings per share increased to $0.44 from $0.32 in the 2002 period. Note: A tabular reconciliation of adjusted financial results and GAAP financial results is contained in the attached financial summary statements.

On an as-reported basis, income from operations for the first half increased 14.0 percent to $38.2 million from $33.5 million in the same period of 2002 and net income was $15.0 million, a $6.2 million gain over the 2002 period. Diluted earnings per share increased to $0.40 from $0.30 in the 2002 period.

CONFERENCE CALL TODAY—Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 11:00 AM Eastern Time today (Tuesday, August 5). To participate, please call five minutes early by dialing (800)230-1074 (in USA) and ask for “Pacer 2nd Quarter 2003 earnings call.” International callers can dial (612) 288-0340. Alternatively, an audio-only, simultaneous Web cast of the conference call can be accessed at the following URL: http//65.197.1.5/att/confcast. The identification number is 690090, and no password is needed. For those unable to participate in either event, a digitized replay will be available from August 5 at 4:15 p.m. Eastern Time to August 12 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), access code #690090.

ABOUT PACER—Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services to facilitate the movement of freight from origin to destination. Its services include wholesale stacktrain services (cost-efficient, two-tiered rail transportation for containerized shipments), and retail intermodal marketing, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains financial information determined by methods other than in accordance with GAAP, including adjusted diluted earnings per share, adjusted interest expense, adjusted net income and adjusted income from operations. These non-GAAP measures exclude the costs of the company’s debt refinancing and secondary offering in 2003 and of the company’s IPO in 2002. Management uses these non-GAAP measures in its analysis of the company’s performance. Management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the company’s leverage; its dependence upon third parties for equipment and services essential to operate its business; regulatory changes affecting the company’s industry, operations, products and services; competitive or technological factors affecting the company’s markets, operations, products and services; shifts in market demand and general economic conditions. In addition, the company has acquired businesses in the past and may consider acquiring businesses in the future that provide complementary services. There can be no assurance that the businesses that the Company has acquired in the past and may acquire in the future can be successfully integrated. Additional information about factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s 2002 annual report on Form 10-K dated March 19, 2003 and its prospectus dated July 17, 2003 in connection with a secondary public offering. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

MEDIA CONTACT: 925/890-9245	Larry Yarberry, CFO, tel. 925/887-1577 or (cell) lyarberry@pacerintl.com

Pacer International, Inc,

Consolidated Balance Sheet

($ millions)

June 27, 2003
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$—
Accounts receivable, net	194.2
Prepaid expenses and other	7.0
Deferred income taxes	4.6

Total current assets	205.8
Property and equipment
Property, plant & equipment at cost	95.6
Accumulated depreciation	(41.2)

Property and equipment, net	54.4
Other assets
Intangible assets, net	288.3
Deferred income taxes	32.8
Other assets	13.5

Total other assets	334.6

Total assets	$594.8

Liabilities & Equity
Current liabilities
Current maturities of long-term debt and capital leases	$3.3
Accounts payable and accrued expenses	157.1

Total current liabilities	160.4
Long-term liabilities
Long-term debt and capital leases	234.8
Other	2.8

Total long-term liabilities	237.6
Stockholders’ equity
Common stock	0.4
Paid In capital	271.1
Other	(0.2)
Retained earnings (deficit)	(74.5)
Other accumulated comprehensive income	—

Total stockholders’ equity	196.8

Total liabilities and equity	$594.8

Pacer International, Inc.

Unaudited Consolidated of Operations

($ millions)

	2nd Quarter 2003				Six Months 2003
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim.	Consolidated
	As Reported				As Reported
Gross revenues	$201.7	$226.5	$(24.2)	$404.0	$414.3	$437.6	$(52.0)	$799.9
Cost of purchased transportation	147.4	190.9	(24.2)	314.1	300.1	367.4	(52.0)	615.5

Net revenues	54.3	35.6	—	89.9	114.2	70.2	—	184.4
Margin	26.9%	15.7%	0.0%	22.3%	27.6%	16.0%	0.0%	23.1%
Direct operating expenses	25.1	—	—	25.1	54.6	—	—	54.6
Selling, general & admin. expenses	10.8	29.3	3.3	43.4	23.5	57.9	6.1	87.5
Depreciation expense	0.8	1.1	—	1.9	1.8	2.3	—	4.1

Income from operations	17.6	5.2	(3.3)	19.5	34.3	10.0	(6.1)	38.2
Interest expense	3.6	1.8	—	5.4	8.3	3.5	—	11.8
Loss on extinguishment of debt	—	—	1.4	1.4	—	—	1.4	1.4

Income before income taxes	14.0	3.4	(4.7)	12.7	26.0	6.5	(7.5)	25.0
Income tax	5.6	1.4	(1.9)	5.1	10.4	2.6	(3.0)	10.0

Net income	$8.4	$2.0	$(2.8)	$7.6	$15.6	$3.9	$(4.5)	$15.0

Diluted Earnings Per Share				$0.20				$0.40

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	2nd Quarter				Six Months
	2003	2002	Variance	%	2003	2002	Variance	%
	As Reported				As Reported
Segments
Gross Revenues
Wholesale	201.7	195.6	6.1	3.1%	414.3	400.3	14.0	3.5%
Retail	226.5	229.4	(2.9)	-1.3%	437.6	434.3	3.3	0.8%
Cons. Entries	(24.2)	(23.9)	(0.3)	-1.3%	(52.0)	(51.1)	(0.9)	-1.8%

Total	404.0	401.1	2.9	0.7%	799.9	783.5	16.4	2.1%
Net Revenue
Wholesale	54.3	51.1	3.2	6.3%	114.2	103.8	10.4	10.0%
Retail	35.6	33.3	2.3	6.9%	70.2	63.8	6.4	10.0%

Total	89.9	84.4	5.5	6.5%	184.4	167.6	16.8	10.0%
Income from Operations
Wholesale	17.6	13.1	4.5	34.4%	34.3	24.5	9.8	40.0%
Retail	5.2	6.5	(1.3)	-20.0%	10.0	11.4	(1.4)	-12.3%
Corporate	(3.3)	(1.8)	(1.5)	-83.3%	(6.1)	(2.4)	(3.7)	-154.2%

Total	19.5	17.8	1.7	9.6%	38.2	33.5	4.7	14.0%
Net Income	7.6	5.1	2.5	49.0%	15.0	8.8	6.2	70.5%
Diluted Earnings per Share	$0.20	$0.17	$0.03	17.6%	$0.40	$0.30	$0.10	33.3%

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	1st Quarter 2003	2nd Quarter 2003	2003
Cash Flows from Operating Activities
Net income	$7.4	$7.6	$15.0
Adjustments to net income
Depreciation	2.2	1.9	4.1
Deferred income taxes	4.8	0.6	5.4
Change in receivables	14.1	7.3	21.4
Change in other current assets	(1.3)	(0.4)	(1.7)
Change in current liabilities	(8.1)	(6.2)	(14.3)
Other	(4.2)	2.5	(1.7)

Net cash provided by operating activities	14.9	13.3	28.2

Cash Flows from Investing Activities
Capital expenditures	(1.3)	(0.4)	(1.7)
Proceeds from sales of property and equipment	0.1	—	0.1

Net cash used for investing activities	(1.2)	(0.4)	(1.6)

Cash Flows from Financing Activities
Checks drawn in excess of cash balances	(3.6)	(1.2)	(4.8)
Proceeds from issuance of long-term debt, net of costs	—	91.6	91.6
Proceeds from issuance of common stock	0.2	0.9	1.1
Debt, revolver, net and capital lease payments	(10.3)	(104.2)	(114.5)

Net cash used for financing activities	(13.7)	(12.9)	(26.6)

Net change in cash and cash equivalents	—	—	—
Cash at beginning of period	—	—	—

Cash at end of period	$—	$—	$—

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Three Months Ended June 27, 2003 and June 28, 2002

In millions, except share and per share amounts

Unaudited

	2nd Quarter 2003				2nd Quarter 2002				As Adjusted Variance 2003 vs 2002
Item	As Reported Results	Adjustments		As Adjusted Results	As Reported Results	Adjustments		As Adjusted Results		%
Income from operations	$19.5	$0.9	1/	$20.4	$17.8	$—		$17.8	$2.6	14.6%
Interest expense	5.4	—		5.4	8.3	—		8.3	(2.9)	-34.9%
Loss on extinguishment of debt	1.4	(1.4)	2/	—	0.8	(0.8)	4/	—	—	—

Income before income taxes	12.7	2.3		15.0	8.7	0.8		9.5	5.5	57.9%
Income taxes	5.1	0.9	3/	6.0	3.6	0.3	3/	3.9	2.1	53.8%

Net income	7.6	1.4		9.0	5.1	0.5		5.6	3.4	60.7%

Diluted earnings per share	$0.20	$0.04		$0.24	$0.17	$0.02		$0.19	$0.05	26.3%

Weighted average shares outstanding	37,914,743	37,914,743		37,914,743	30,262,628	30,262,628		30,262,628	7,652,115	25.3%

1/	Accrued fees and expenses associated with the secondary offering of common stock to be paid by the Company.

2/	Fees and expenses related to our long-term debt refinancing:

A)	$1.2 million for the write-off of existing loan fees.

B)	$0.2 million for loan breakage and commitment fees.

3/	Income taxes at 40.2%.

4/	Loan fee write-off related to the June 2002 IPO.

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Six Months Ended June 27, 2003 and June 28, 2002

In millions, except share and per share amounts

Unaudited

	Six Months Ended June 27, 2003				Six Months Ended June 28, 2002				As Adjusted Variance 2003 vs 2002%
Item	As Reported Results	Adjustments		As Adjusted Results	As Reported Results	Adjustments		As Adjusted Results
Income from operations	$38.2	$0.9	1/	$39.1	$33.5	$—		$33.5	$5.6	16.7%
Interest expense	11.8	—		11.8	18.1	—		18.1	(6.3)	-34.8%
Loss on extinguishment of debt	1.4	(1.4)	2/	—	0.8	(0.8)	4/	—	—	—

Income before income taxes	25.0	2.3		27.3	14.6	0.8		15.4	11.9	77.3%
Income taxes	10.0	0.9	3/	10.9	5.8	0.3	3/	6.1	4.8	78.7%

Net income	15.0	1.4		16.4	8.8	0.5		9.3	7.1	76.3%

Diluted earnings per share	$0.40	$0.04		$0.44	$0.30	$0.02		$0.32	$0.12	37.5%

Weighted average shares outstanding	37,720,105	37,720,105		37,720,105	29,245,481	29,245,481		29,245,481	8,474,624	29.0%

1/	Accrued fees and expenses associated with the secondary offering of common stock to be paid by the Company.

2/	Fees and expenses related to our long-term debt refinancing:

A)	$1.2 million for the write-off of existing loan fees.

B)	$0.2 million for loan breakage and commitment fees.

3/	Income taxes at 40.0%.

4/	Loan fee write-off related to the June 2002 IPO.